                                                                EXHIBIT 99

PRESS RELEASE


                      AMSURG STOCK PRICE ADJUSTS TODAY FOR
                    PREVIOUSLY ANNOUNCED 3-FOR-2 STOCK SPLIT


NASHVILLE, Tenn. (March 25, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced that, as a result of the Company's previously announced three-for-two stock split, the Company's stock price will adjust with the opening of trading this morning to reflect the distribution of new shares on Wednesday, March 24, 2004. The Company announced the stock split on February 24, 2004, for shareholders of record as of March 8, 2004. Following the stock split, AmSurg has approximately
30.2 million shares outstanding.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2003, AmSurg owned a majority interest in 116 centers and had 12 centers under development.


                                    Contact:
                                              Claire M. Gulmi
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (615) 665-1283





                                      -END-